UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-19511	13-3619290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue – 14th Floor

New York, NY 10036

(Address of principal executive offices) (Zip Code)

(212) 296-1999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The registrant does not have a board of directors. The registrant’s general partner, Ceres Managed Futures LLC (the “General Partner”), is managed by a board of directors.

Effective June 13, 2012, Brian Centner resigned his position as Chief Financial Officer of the General Partner.

Effective June 13, 2012, Damian George was appointed Chief Financial Officer of the General Partner.

Damian George, age 44, has been the Chief Financial Officer and a principal of the General Partner since June 2012, and is an associate member of the NFA. Since August 2009, Mr. George has been employed by Morgan Stanley Smith Barney, a financial services firm, where his responsibilities include oversight of budgeting, finance and Sarbanes-Oxley testing for the Alternative Investments–Managed Futures group. Since August 2009, Mr. George has been an associated person of Morgan Stanley Smith Barney. From November 2005 through July 2009, Mr. George was employed by Citigroup Alternative Investments, a division of Citigroup, a financial services firm, which administered Citigroup’s hedge fund and fund of funds business, where he served as Director and was responsible for budgeting, finance and Sarbanes-Oxley testing for the Hedge Fund Management group. From November 2004 through July 2009, Mr. George was an associated person of Citigroup Global Markets Inc. Mr. George earned his Bachelor of Science degree in Accounting in May 1989 from Fordham University and his Master of Business Administration degree in International Finance in February 1998 from Fordham University. Mr. George is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.
(Registrant)

	By:	Ceres Managed Futures LLC
(General Partner)

Date: June 18, 2012	By:	/s/ Walter Davis
Walter Davis
President and Director